Exhibit 23.2
Consent of Independent Auditors

The Board of Directors
VMED O2 UK Limited

We consent to the incorporation by reference in the registration statement (No. 333-189220, 333-189222, 333-189223, 333-189224, 333-194578, 333- 194581, 333-205542, 333-205543 and 333-254168) on Form S-8 of Liberty Global plc of our report dated March 30, 2022, with respect to the consolidated financial statements of VMED O2 UK Limited as at and for the seven month period ended December 31, 2021, which report appears in the Form 10-K/A of Liberty Global plc dated March 30, 2022.

/s/ KPMG LLP

London, United Kingdom

March 30, 2022